UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––––––––––––––––––––––––––

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Next Technology Holding Inc
(formerly known as “WeTrade Group Inc”)
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MAY 6, 2025

Next Technology Holding Inc.
Room 519, 05/f Block T3
Qianhai Premier Finance Centre Unit 2
Guiwan Area, Nanshan District, Shenzhen
People’s Republic of China, 518000
+852 96369080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2025

Next Technology Holding Inc., a Wyoming corporation, will hold its Annual Meeting of Shareholders at 3:00 p.m. on June 20, 2025 HK Time (GMT+8), or such later date or dates as such Annual Meeting date may be adjourned, at Conference Room A, 4th Floor, No. 9 Queen’s Road Central, Central, Hong Kong Special Administrative Region, People’s Republic of China. The purpose of the meeting is to consider and act upon the following proposals:

1.      To ratify the election of Tian Yang as a director of the Board effective August 9, 2024 (the “Director Election Ratification Proposal”).

2.      To elect four (4) directors to serve as members of the Board of Directors (the “Board of Directors” or the “Board”) until the next Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified (the “Election of Directors Proposal”).

3.      To ratify the appointment of JWF Assurance PAC as our independent registered public accounting firm for the fiscal years ending December 31, 2023, and December 31, 2024 (the “Auditor Ratification Proposal”).

4.      To approve, by a non-binding advisory vote, the compensation of our named executive officers, as described in this proxy statement (the “Say-on-Pay Proposal”).

5.      To approve, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers, as described in this proxy statement (the “Say-on-Pay Frequency Proposal”).

6.      To approve the Company’s 2025 Equity Incentive Plan (the “Equity Incentive Plan Proposal”).

7.      To approve one or multiple reverse stock splits of the Company’s common stocks at a ratio ranging from any whole number between 1-for-10and 1-for-250, as determined by the Board of Directors in its discretion (the “Reverse Stock Split Proposal”).

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Stockholders are referred to the proxy statement for more detailed information with respect to the matters to be considered at the Annual Meeting. The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 5, 6 and 7, and a vote of “THREE YEARS” on Proposal 5.

Our Board has set April 23, 2025, as the record date for the Annual Meeting and any adjournment(s) or postponement(s) thereof (the “Record Date”). Only stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting will begin promptly at 3:00 p.m. on June 20, 2025 HK Time (GMT+8). Check-in will begin at 2:00 p.m. on June 20, 2025 HK Time (GMT+8), and you should allow ample time for the check-in procedures.

Your vote is important.    Please read the proxy statement and the instructions on the proxy card and then, whether or not you plan to attend the Annual Meeting, and no matter how many shares you own, please submit your proxy promptly via the Internet, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting at the Annual Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

You may revoke your proxy at any time before the vote is taken by delivering to the office of the Corporate Secretary of Next Technology Holding Inc. a written revocation or a proxy with a later date (including a proxy via the Internet or email) or by voting your shares in person at the Annual Meeting, in which case your prior proxy would be disregarded.

Dated: May 6, 2025

By order of the Board of Directors,
/s/ Lichen Dong
Lichen Dong
Chairman of the Board
May 6, 2025

This Proxy Statement is available at www.transhare.com and clicking on “Vote Your Proxy”.

Among other things, the Proxy Statement contains information regarding:

•        The date, time and location of the meeting

•        A list of the matters being submitted to Shareholders

•        Information concerning voting in person

Next Technology Holding Inc.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 20, 2025

The Board of Directors of Next Technology Holding Inc. (the “Company” or “we” or “us”) is soliciting proxies to be used at the Annual Meeting of Shareholders following the fiscal year ended December 31, 2024 (the “Annual Meeting”). Distribution of this Proxy Statement and a Proxy Form is scheduled to begin on May 10, 2025.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Board is asking for your proxy for use at the Annual Meeting to be conducted at 3:00 p.m. on June 20, 2025 HK Time (GMT+8), or such later date or dates as such Annual Meeting date may be adjourned, at Conference Room A, 4th Floor, No. 9 Queen’s Road Central, Central, Hong Kong Special Administrative Region, People’s Republic of China. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

This proxy statement is furnished to stockholders of Next Technology Holding Inc., a Wyoming corporation, in connection with the solicitation of proxies by the Board of Directors on behalf of the Company for use at the Annual Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials over the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 10, 2025, we began mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

What should I do if I receive more than one set of voting materials?

You may receive more than one Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, copy of this proxy statement and the proxy card) or voting instruction card. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, a proxy card) for shares held in your name and a voting instruction card for shares held in “street name.” Please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts to ensure that all of your shares are voted.

Who is soliciting my vote?

The Board is soliciting your vote on behalf of the Company. Our officers, directors, and employees may also solicit proxies personally or in writing, by e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares registered in their names, will be asked to forward solicitation material to the beneficial owners of such shares. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

When were the solicitation materials first given to stockholders?

This proxy statement and the accompanying form of proxy are dated May 6, 2025. We expect to commence mailing to our stockholders a Notice of Internet Availability indicating that this proxy statement, a proxy card, and our Annual Report are available on or about May 10, 2025.

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote as follows:

•        “FOR” the Director Election Ratification Proposal;

•        “FOR” the Election of Directors Proposal;

•        “FOR” the Auditor Ratification Proposal;

•        “FOR” the Say-on-Pay Proposal;

•        “THREE YEARS” for the Say-on-Pay Frequency Proposal;

•        “FOR” for the Equity Incentive Plan Proposal; and

•        “FOR” the Reverse Stock Split Proposal.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was published, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

Who is entitled to vote at the Annual Meeting?

Only holders of our common stock (the “common stock”) at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 436,265,135 shares of Common Stock outstanding. Each share of common stock is entitled to one vote on each proposal properly presented at the Annual Meeting.

What is a quorum of stockholders?

In order to carry on the business of the Annual Meeting, a quorum must be present. If a majority of the outstanding shares of stock entitled to vote on the Record Date are present, either in person or by proxy, we will have a quorum at the meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee, or other record holder of our common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether we have a quorum. There were 436,265,135 shares of our common stock issued and outstanding on the Record Date, and each share of common stock has one vote. The presence of holders of 218,132,568 votes will represent a quorum.

How many votes does it take to pass each matter?

Proposal 1: Director Election Ratification Proposal

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the election of Tian Yang as a director of the Board. Abstentions will not be counted as either a vote cast for this proposal or a vote cast against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Election of Directors Proposal

A director is elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Each share shall be permitted to vote for up to four (4) candidates and the four (4) candidates receiving the highest number of votes cast shall be elected. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Auditor Ratification Proposal

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will not be counted as either a vote cast for this proposal or against this proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of JWF Assurance PAC as the Company’s independent public accountant for the fiscal year ending December 31, 2023 and December 31, 2024, the Audit Committee of the Board may reconsider its appointment.

Proposal 4: Say-on-Pay Proposal

The affirmative vote of a majority of the votes cast for this proposal is required to approve, on a non-binding basis, the compensation of our executive officers. Abstentions and broker non-votes will not be counted as either votes cast for this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board as a whole value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

Proposal 5: Say-on-Pay Frequency Proposal

The frequency option that receives the highest number of votes cast is the option that will be deemed approved, on a non-binding basis, by the stockholders. Abstentions and broker non-votes will not be counted as either votes cast for this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board as a whole value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding the frequency of approval of compensation of our executive officers.

Proposal 6: Equity Incentive Plan Proposal

The affirmative vote of a majority of the votes cast for this proposal is required to approve the Company’s 2025 Equity Incentive Plan. Abstentions will not be counted as either a vote cast for this proposal or a vote cast against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 7: Reverse Stock Split Proposal

The affirmative vote of a majority of the votes cast for this proposal is required to approve the Company’s Reverse Stock Split. Abstentions will not be counted as either a vote cast for this proposal or a vote cast against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Who may attend and how do I attend?

All holders of our common stock as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting in person at 3:00 p.m. on June 20, 2025 HK Time (GMT+8), or such later date or dates as such Annual Meeting date may be adjourned, at Conference Room A, 4th Floor, No. 9 Queen’s Road Central, Central, Hong Kong Special Administrative Region, People’s Republic of China.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have in accessing the Annual Meeting. If you encounter any difficulties, please contact via email at Proxy@Transhare.com.

Why is the Company proposing the proposal to elect directors and the proposal to ratify appointment of the Company’s independent auditors?

A. Election of Directors Proposal:    The Company failed to hold an annual meeting of shareholders within 12 months after its fiscal year ended December 31, 2023, as required by Nasdaq Listing Rule 5620(a). The Company is holding an annual meeting for the election of directors to regain compliance with the listing rules.

B. Auditor Ratification Proposal:    The Company appointed JWF Assurance PAC to serve as the Company’s independent registered public accounting firm for its fiscal years ended December 31, 2023 and December 31, 2024. The Company elects to have its shareholders ratify such appointment.

Who can vote at the Annual Meeting?

Stockholders as of the Record Date are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 436,265,135 shares of our common stock outstanding and entitled to vote. Each share of our common stock as of the close of business on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. There is no cumulative voting.

How do I vote

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Director’s recommendations as noted below. The Board has appointed Weihong Liu and Eve Chan, or either one of them with full power of substitution, to serve as the proxies for the Annual Meeting. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Transhare Corporation, or you have stock certificates, you may vote:

•        By Internet.    The website address for Internet voting is www.transhare.com. Please click “Vote Your Proxy”, enter your control number and follow the instructions to vote your proxy.

•        By Email.    Mark, date, sign and email the proxy card to Proxy@Transhare.com, ATTN: Proxy Team.

•        By Mail.    Mark, date, sign and mail promptly the proxy card to Transhare Corporation, Bayside Center 1 17755 US Highway 19 N Suite 140, Clearwater FL, 33764, ATTN: Proxy Team.

•        At the Annual Meeting:    If you are a shareholder of record, you can participate and vote your shares in the Annual Meeting. You may then enter the control number included on your proxy card and view the proposals and cast your vote.

•        If you vote by Internet or email, please do not mail your proxy card.

Because of possible delays with the mails, we recommend you use the internet or email to vote.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “If my shares are held in “street name” by my broker, will my broker vote my shares for me?” below. Alternatively, if you want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to present a nominee-issued proxy to Proxy@Transhare.com by 5:00 p.m. HK time (GMT+8), on June 16, 2025, you will not be able to vote your nominee-held shares during the Annual Meeting.

YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE, AND RETURN IT BEFORE THE MEETING DATE.

How will my proxy vote my shares?

If your proxy card is properly completed and received, and if it is not revoked, before the Annual Meeting, your shares will be voted at the meeting according to the instructions indicated on your proxy card. If you are a record holder and sign and return your proxy card, but do not give any voting instructions, your shares will be voted as follows:

•        “FOR” the Director Election Ratification Proposal;

•        “FOR” the Election of Directors Proposal;

•        “FOR” the Auditor Ratification Proposal;

•        “FOR” the Say-on-Pay Proposal;

•        “THREE YEARS” for the Say-on-Pay Frequency Proposal;

•        “FOR” the Equity Incentive Plan Proposal; and

•        “FOR” the Reverse Stock Split Proposal.

To our knowledge, no other matters will be presented at the meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?”. If your shares are held in street name and your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The Nasdaq Capital Market has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”).

The following matter is considered a routine matter. Therefore, if you do not vote on this proposal, your brokerage firm may choose to vote for you or leave your shares unvoted on this proposal:

•        Proposal 3:    Auditor Ratification Proposal.

Applicable rules, however, do not permit brokerage firms to vote their clients’ unvoted shares on the following proposals:

•        Proposal 1:    Director Election Ratification Proposal;

•        Proposal 2:    Election of Directors Proposal;

•        Proposal 4:    Say-on-Pay Proposal;

•        Proposal 5:    Say-on-Pay Frequency Proposal;

•        Proposal 6:    Equity Incentive Plan Proposal; and

•        Proposal 7:    Reverse Stock Split Proposal.

Therefore, if you do not vote on these proposals, your shares will remain unvoted on such proposals. We urge you to provide voting instructions to your brokerage firm so that your vote will be cast on these proposals.

How do I revoke my proxy and change my vote prior to the Annual Meeting?

If you are a registered stockholder (meaning your shares are registered directly in your name with our transfer agent), you may change your vote at any time before voting takes place at the Annual Meeting. You may change your vote by:

1.      Using the online or email voting method described above, in which case only your latest proxy submitted prior to the Annual Meeting will be counted.

2.      Delivering voter instructions to Transhare Corporation (the transfer agent of the Company for this annual stockholder meeting), ATTN: Proxy Team, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764, with a written notice dated later than the proxy you want to revoke stating that the proxy is revoked, which notice must be received before 5:00 p.m. HK time (GMT+8), on June 16, 2025;

3.      Completing and sending in voter instructions with a later date; or

4.      Attending the Annual Meeting and voting in person.

For shares you hold beneficially or in “street name,” you may change your vote by submitting new voting instructions to your bank, broker or other nominee or fiduciary in accordance with that entity’s procedures, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the Annual Meeting and voting during the Annual Meeting in person.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the Notice of Internet Availability, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice of Annual Meeting of Stockholders and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. If you have any questions, or need additional materials, please feel free to contact our CEO, Weihong Liu, via email at contact@nxtttech.com.

What proposals will be presented at the Annual Meeting?

We will present seven proposals at the Annual Meeting. We have described in this proxy statement all of the proposals that we expect will be made at the meeting. If any other proposal is properly presented at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of common stock on such proposal in our best judgment.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROPOSALS OF STOCKHOLDERS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal submitted for inclusion in our proxy statement for the next Annual Meeting of Stockholders must be received no later than December 31, 2025. However, pursuant to such rule, if the next Annual Meeting of Stockholders is held on a date that is after April 20, 2026, then a stockholder proposal submitted for inclusion in our proxy statement for the next Annual Meeting of Stockholders must be received by us a reasonable time and no less than 60 days before we begin to print and mail our proxy statement for the next Annual Meeting of Stockholders. Such proposal must be submitted on or before the close of business at our headquarters at email address of contact@nxtttech.com, Attention: CEO.

Stockholders wishing to submit proposals to be presented directly at the next Annual Meeting of Stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in applicable law concerning stockholder proposals. To be timely in connection with the next Annual Meeting of Stockholders, a stockholder proposal concerning director nominations or other business must be received by the Company at its principal executive offices no later than December 31, 2025; provided, however, if and only if the next Annual Meeting of Stockholders is not scheduled to be held before April 20, 2026, such stockholder’s notice must be received by the Company at its principal executive offices not earlier than 120 days prior to the date of the next Annual Meeting of Stockholders and not later than the later of (A) the tenth day following the date of the public announcement of the date of the next Annual Meeting of Stockholders or (B) the date which is 90 days prior to the date of the next Annual Meeting of Stockholders. Stockholder proposals submitted outside such timeline(s)are considered untimely.

OTHER MATTERS

Should any other matter or business be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holder. The Company does not know of any such other matter or business.

ANNUAL REPORT ON FORM 10-K

Our Annual Report is available online at http://www.nxtttech.com/ and click “Investors” — “SEC Filings”. Upon the written request of a stockholder, the Company will provide, without charge, a copy of its Annual Report, including the financial statements and schedules and documents incorporated by reference therein but without exhibits thereto, as filed with the SEC. The Company will furnish any exhibit to the Annual Report to any stockholder upon request and upon payment of a fee equal to the Company’s reasonable expenses in furnishing such exhibit. All requests for the Annual Report or its exhibits should be addressed to CEO, Next Technology Holding Inc., Room 519, 05/F Block T3, Qianhai Premier Finance Centre Unit 2, Guiwan Area, Nanshan District, Shenzhen, People’s Republic of China, 518000 or ir@nxtttech.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number and percentage of shares of outstanding common stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company. The percentages of voting securities beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned and an address of c/o Next Technology Holding Inc., CEO. For each current director and nominee for director, each executive officer named in the table and our directors and executive officers as a group, percentage of common stock ownership is based on 436,265,135 shares of common stock issued and outstanding as of the Record Date. For each owner of more than 5% of our common stock, the percentage of ownership is as of the Record Date unless otherwise indicated.

Directors and Named Executive Officers	Amount of Beneficial Ownership of Common Stock(1)	Percentage Ownership of Common Stock(1)
Lichen Dong	—	—
Tian Yang	—	—
Mahesh Thapaliya	—	—
Jianbo Sun	—	—
Eve Chan	—	—
Nan Ding	—	—
Weihong Liu	—	—
All executive officers and directors as a group (7 persons)	0	0%

5% or Greater Shareholders
SYNAPSENET LIMITED(2)	42,499,584	9.74%
SPECTRUMTECH LIMITED(3)	42,070,295	9.64%
NEURONIC LIMITED(4)	42,070,295	9.64%
INFITEX LIMITED(5)	41,641,007	9.54%
PROTONTECH LIMITED(6)	41,641,007	9.54%
CLOUDMIND LIMITED(7)	40,782,428	9.35%
EVOLVETECH LIMITED(8)	39,494,563	9.05%
LUMINATECH LIMITED(9)	37,777,408	8.66%

____________

(1)      Beneficial ownership includes all stock options, warrants and restricted awards, including vested restricted stock units (“RSUs”), if any, held by a stockholder that are currently exercisable or exercisable within 60 days of the Record Date.

(2)      SYNAPSENET LIMITED, with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, has the beneficial ownership of 42,499,584 shares of common stock as of the Record Date. SYNAPSENET LIMITED has sole dispositive power as to 42,499,584 shares.

(3)      SPECTRUMTECH LIMITED, with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, has the beneficial ownership of 42,070,295 shares of common stock as of the Record Date. SPECTRUMTECH LIMITED has sole dispositive power as to 42,070,295 shares.

(4)      NEURONIC LIMITED, with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, has the beneficial ownership of 42,070,295 shares of common stock as of the Record Date. NEURONIC LIMITED has sole dispositive power as to 42,070,295 shares.

(5)      INFITEX LIMITED, with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, has the beneficial ownership of 41,641,007 shares of common stock as of the Record Date. INFITEX LIMITED has sole dispositive power as to 41,641,007 shares.

(6)      PROTONTECH LIMITED, with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, has the beneficial ownership of 41,641,007 shares of common stock as of the Record Date. PROTONTECH LIMITED has sole dispositive power as to 41,641,007 shares.

(7)      CLOUDMIND LIMITED, with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, has the beneficial ownership of 40,782,428 shares of common stock as of the Record Date. CLOUDMIND LIMITED has sole dispositive power as to 40,782,428 shares.

(8)      EVOLVETECH LIMITED, with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, has the beneficial ownership of 39,494,563 shares of common stock as of the Record Date. EVOLVETECH LIMITED has sole dispositive power as to 39,494,563 shares.

(9)      LUMINATECH LIMITED, with registered address at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands, has the beneficial ownership of 37,777,408 shares of common stock as of the Record Date. LUMINATECH LIMITED has sole dispositive power as to 37,777,408 shares.

PROPOSAL 1: Director Election Ratification Proposal

General

On August 9, 2024, our Board entered into an unanimous written consent in lieu of a meeting and resolved that, among others, (i) the resignation of Lim Kian Wee from the Board and all other positions in the Company as of the date of the Written Consent is hereby approved and accepted by the Board of the Company; and (ii) Mr. Tian Yang is hereby elected to serve as a director of the Board and the Chair of the Audit Committee in accordance with the Amended and Restated Articles of Incorporation of the Company until his successor shall have been duly elected a qualified or until their death, resignation or removal in accordance with the Amended and Restated Articles of Incorporation of the Company.

According to the Bylaws of the Company and WY Stat § 17-16-728 (2024), directors of the Board are elected by a plurality of the votes cast by the stockholders’ shares entitled to vote in the election at a meeting at which a quorum is present. Therefore, we are requesting ratification of (i) such election of Tian Yang as a director of the Board; and (ii) any actions taken by the Board where Tian Yang participated as a director of the Board prior to such ratification of his election.

We have no reason to believe that Tian Yang is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of Tian Yang as a director of the Board. Although the Company knows of no reason why he could not serve as a director, if he shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

The Nominating Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about Tian Yang, along with a brief discussion of his experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for election or re-election as a member of our Board.

Nominee Biography

Tian Yang, Independent Director

Mr. Tian Yang is an experienced and innovative marketing and communication professional, proficient in leveraging internet and AI technologies to create exceptional value in brand marketing, product promotion, and corporate communication. This expertise enables him to drive substantial growth and optimization for businesses in complex and dynamic market environments through his extensive leadership experience. The investment strategy plans he has led have been frequently cited as case studies by renowned business schools, benefiting the business growth and brand expansion of thousands of high-quality companies. Mr. Yang holds a bachelor’s degree in communication from Beijing Information Science and Technology University.

Unless authority to vote for Tian Yang is withheld, the shares represented by the proxy will be voted FOR the election of Tian Yang as a director of the Board. In the event that he shall become unable or unwilling to serve, the shares represented by the proxy will be voted for the election of such other person as the Board may recommend in such nominee’s place. The Board has no reason to believe that Tian Yang will be unable or unwilling to serve.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the election of Tian Yang as a director of the Board. Abstentions will not be counted as either a vote cast for this proposal or a vote cast against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE DIRECTOR ELECTION RATIFICATION PROPOSAL.

PROPOSAL 2: Election of Directors Proposal

General

Our Board currently consists of four members. The Nomination Committee and the Board have unanimously approved the recommended slate of four directors.

The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders or until a successor is named and qualified, or until his or her earlier resignation or removal. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of the four persons named under the heading “Nominees for Director.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Nominees For Director Until the Next Annual Meeting of Shareholders or Until Their Respective Successors Have Been Duly Elected and Qualified

Name	Age	Position with the Company	Director Since
Lichen Dong	39	Chairman of the Board, Independent Director	December 2023
Jianbo Sun	39	Independent Director	December 2023
Tian Yang	28	Independent Director	August 2024
Qi Wang	29	Independent Director	N/A

The Nominating Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for election or re-election as a member of our Board.

Nominees Biographies

Lichen Dong, Independent Director, Chairman of the Board

Mr. Lichen Dong has been independent director and chairman of the board of Next Technology Holding Inc. since December 2023. He owns 16 years of work experience in the fields of investment, mergers and acquisitions, and finance, including corporate governance, fundraising, financial analysis, mergers and acquisitions, and complex international architecture construction. From 2022 to 2023, Mr. Dong served as a senior consultant for Future Dao Group, covering research and development of blockchain technology, clean energy application strategies, corporate governance, and capital restructuring and listing. Mr. Dong plays an indispensable role in formulating the company’s strategic decisions, leveraging his unique business model and business acumen. Mr. Dong worked at a confidential information research center from 2019 to 2021, dedicated to promoting the application of business models that combine digital assets with physical industries. Mr. Dong also worked at Hanergy Holding Group and Jinko Power Group, specializing in the development and management of renewable energy and power generation assets. Mr. Dong has established various innovative investment models in the new energy industry, making outstanding contributions to market expansion and risk control cost control in the company’s business management. Mr. Dong holds a bachelor’s degree from the School of Automation and Electrical Engineering at Beijing University of Aeronautics and Astronautics, and a master’s degree from the School of Electrical and Electronics Engineering at the University of Nottingham.

Jianbo Sun, Independent Director

Mr. Jianbo Sun has been independent director of Next Technology Holding Inc. since December 2023. He is an entrepreneur, venture capitalist, and philanthropist with 17 years of experience in establishing, investing in, and operating the intelligent manufacturing industry. Since February 2012, Mr. Sun has served as the President of Orejia Group Co Limited, responsible for strategic planning, industrial investment, and financial financing. Has successful experience in business trend judgment, enterprise management, and capital operation. Prior to this, Mr. Sun had 3 years of industry research experience at CITIC Securities, with a focus on investment portfolios in energy management, real estate, construction, and agriculture. Mr. Sun attaches great importance to corporate social responsibility in business operations, actively participates in charitable and public welfare activities, has supported thousands of impoverished children, and has donated multiple times in large-scale natural disaster events. Mr. Sun holds a bachelor’s degree in business administration from the University of International Business and Economics.

Tian Yang, Independent Director

Mr. Tian Yang has been independent director of Next Technology Holding Inc. since August 2024. He is an experienced and innovative marketing and communication professional, proficient in leveraging internet and AI technologies to create exceptional value in brand marketing, product promotion, and corporate communication. This expertise enables him to drive substantial growth and optimization for businesses in complex and dynamic market environments through his extensive leadership experience. The investment strategy plans he has led have been frequently cited as case studies by renowned business schools, benefiting the business growth and brand expansion of thousands of high-quality companies. Mr. Yang holds a bachelor’s degree in communication from Beijing Information Science and Technology University.

Qi Wang, Independent Director

Mr. Qi Wang is a leader in AI-driven business growth and SaaS product innovation. He has been deeply engaged in the fields of artificial intelligence and digital services for nearly a decade. He has led several strategic projects for the commercial implementation of AI technologies and possesses a global perspective and the ability to integrate resources across industries. From 2024 to 2025, he served as the Head of Product Operations at Xinghuo Shenzhi Technology. He built AI-GC product matrix from scratch, promoted the large-scale delivery of self-developed cloud-based tools, and helped partners improve their content production efficiency. During his tenure at ByteDance from 2021 to 2023, he pioneered the mass production mode of AIGC, established international content production system, achieved business expansion in multiple regions, and increased efficiency compared to traditional models. The “AI+IP” project led by him won a science and technology innovation award. As a strategic advisor to multiple technology companies, Mr. Qi Wang is proficient in making data-driven decisions and deeply integrating AI technologies with the SaaS ecosystem. He focuses on planning the commercialization path of AI technologies and formulating global business strategies, and empowers enterprises with long-term value growth through his excellent industry insights and practical experience. Mr. Qi Wang holds a bachelor’s degree in computer science and technology from Beijing University of Science and Technology.

Unless authority to vote for the nominees named above is withheld, the shares represented by the proxy will be voted FOR the election of such nominees as directors. In the event that any of the nominees shall become unable or unwilling to serve, the shares represented by the proxy will be voted for the election of such other person as the Board may recommend in such nominee’s place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

Family Relationships

None of the directors or executive officers at the Company have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten (10) years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Vote Required

The nominees for director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees. Each share shall be permitted to vote for up to four (4) candidates and the four (4) candidates receiving the highest number of votes cast shall be elected. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS.

CORPORATE GOVERNANCE

General

We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our stockholders by providing for effective oversight and management of our Company. Our governance policies, including our Corporate Governance Principles, Code of Ethics, and committee charters can be found on our website at www.nxtttech.com.

The Nominating Committee regularly reviews our Corporate Governance Principles, Code of Ethics, and committee charters to ensure that they take into account our developments, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.

The Board conducts an annual self-evaluation in order to assess whether the directors, the committees, and the Board are functioning effectively.

Code of Business Conduct and Ethics and Whistleblower Policy

Our Code of Ethics and Business Conduct (the “Code”) applies to our employees, directors, officers, contractors, consultants, and persons performing similar functions. It can be found on our website at http://www.nxtttech.com/h-col-120.html. This Code applies equally to our directors, officers and employees, including our President and Chief Executive Officer and our Chief Financial Officer. We require that they avoid conflicts of interest, comply with applicable laws, protect our sensitive information, including customer data, intellectual property, and trade secrets, and compete ethically while complying with antitrust/competition laws. The Code prohibits bribes, kickbacks, or improper payments and requires strictly enforcement of gift/entertainment policies. The Code requires employees to comply with all applicable laws, rules, and regulations wherever in the world we conduct business. This includes applicable laws on privacy and data protection, anti-corruption and anti-bribery. If we make substantive amendments to the Code, or grant any waiver, including any implicit waiver, from a provision of the Code to our President and Chief Executive Officer and Chief Financial Officer, and any of our other officers, financial professionals, and persons performing similar functions, we will disclose the nature of such amendment or waiver on our website (http://www.nxtttech.com/h-col-120.html) or in a report filed with the SEC on Form 8-K.

We also adopted a Whistleblower Policy, providing a platform to receive, retain, and retreat concerns and complaints about accounting, internal accounting controls, auditing matters, fraud, any violation of law, or rules or regulations of our Code, free of any retaliation. The Whistleblower Policy can be found on our website at http://www.nxtttech.com/h-col-120.html. We intend to disclose any amendments to, or waivers from, our Whistleblower Policy at the same website address provided above.

Board Composition

Our Bylaws, as amended (the “Bylaws”) provide that our Board will consist of no less than three members, with no less than 3 independent directors.

Independence of Directors

Our Board is currently comprised of four members, all of whom are independent directors. Assuming the Company’s director nominees are elected at the Annual Meeting, the Board will be comprised of four members, all of them will be independent directors.

The Board, upon recommendation of the Nominating and Governance Committee, unanimously determined that each of Company’s director nominees is “independent,” as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director does not have a relationship that, in the opinion of the Board, would interfere with exercising independent judgment in carrying out such director’s responsibilities, even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

In determining that each individual who served as a member of the Board is independent, the Board considered (i) relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and (ii) other relationships and transactions involving directors or their affiliates or immediate family members that did not rise to the level of requiring such disclosure, of which there were none.

Board Leadership Structure

The Board believes that the Company’s stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Company’s Corporate Governance Principles provide that the Board may combine or separate the roles of the Chief Executive Officer and Executive Chairman, as it deems advisable and in the best interests of the Company and its stockholders.

The independent directors have concluded that the most effective leadership structure for us at the present time is for Mr. Weihong Liu to serve as our Chief Executive Officer and Mr. Lichen Dong as the Chairman of the Board. The Board made this determination in light of Mr. Liu and Mr. Dong’s experience, which allow them to bring to the Board a broad and uniquely well-informed perspective on the Company’s business, as well as insight into the trends and opportunities that can affect the Company’s future. In adopting the structure, the Board also concluded that the strong independent membership of the Board and its standing committees ensures robust and effective communication between the directors and members of management, and that the overall leadership structure is effective in providing the Board with a well-informed and current view of our business that enhances its ability to address strategic considerations, as well as focus on the opportunities and risks that are of greatest importance to us and our stockholders. The Board believes this structure has served us well since December 2023.

Board Committees

We have established three committees under the board of directors: Audit Committee, Compensation Committee and Nominating Committee. Each committee is governed by a charter approved by our board of directors, which is available at www.nxtttech.com.

Audit Committee

Our Audit Committee consists of Tian Yang (Chair), Lichen Dong, Jianbo Sun, and Mahesh Thapaliya. Each member of the Audit Committee will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

•        selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

•        reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

•        discussing the annual audited financial statements with management and our independent registered public accounting firm;

•        annually reviewing and reassessing the adequacy of our Audit Committee charter;

•        meeting separately and periodically with the management and our independent registered public accounting firm;

•        regularly reporting to the full board of directors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

•        such other matters that are specifically delegated to our Audit Committee by our board of directors from time to time.

Compensation Committee

Our Compensation Committee consists of Jianbo Sun (Chair), Lichen Dong, Tian Yang and Mahesh Thapaliya. Each of the Compensation Committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Our Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee will be responsible for, among other things:

•        reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our directors;

•        periodically reviewing and approving any long-term incentive compensation or equity plans;

•        selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

•        programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is comprised of Jianbo Sun (Chair), Lichen Dong, Tian Yang and Mahesh Thapaliya. The Board concluded that each of the members of the Compensation Committee is “independent” under Nasdaq rules.

Nominating Committee

Our Nominating Committee consists of Lichen Dong (Chair), Jianbo Sun, Tian Yang and Mahesh Thapaliya. Each member of the Nominating Committee will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating Committee considers candidates for director who are recommended by its members, by other Board members, by shareholders and by management. The Nominating Committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        annually reviewing with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

All shareholder recommendations for board nominees must be submitted in writing to the CEO of our Company at Next Technology Holding Inc., Room 519, 05/F Block T3, Qianhai Premier Finance Centre Unit 2, Guiwan Area, Nanshan District, Shenzhen, People’s Republic of China, 518000 or at ir@nxtttech.com, who will forward all recommendations to the Nominating Committee. All shareholder recommendations for board nominees must be submitted to our company not less than 120 calendar days prior to the date on which the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. All shareholder recommendations for board nominees must include (1) the name and address of record of the shareholder, (2) a representation that the shareholder is a record holder of our security, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) of the Exchange Act, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed board nominee, (4) a description of the qualifications and background of the proposed board nominee which addresses the minimum qualifications and other criteria for directors approved by our Board from time to time, (5) a description of all arrangements or understandings between the shareholder and the proposed board nominee, (6) the consent of the proposed board nominee to be named in the proxy statement, to have all required information regarding such board nominee included in the applicable proxy statement, and to serve as a director if elected, and (7) any other information regarding the proposed board nominee that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Depth of experience, fitness and the ability to make meaningful contributions to our Board’ oversight of the business and affairs of the Company in addition to a willingness to exercise independent judgment, and an impeccable reputation for honest and ethical conduct that align with our core values, are important factors when identifying opportunities to add new directors to our Board by the Nominating Committee. Additionally, in identifying new board nominees, the Nominating Committee evaluates a nominee’s time commitments to ensure the appropriate amount of time, energy, and care is given to the needs of our business.

Director Attendance at Board, Committee, and Other Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at our annual meeting.

The directors (who also constitute all of the independent directors) meet in executive sessions in connection with regularly scheduled Board meetings and at such other times as the non-management directors deem appropriate.

During the fiscal year ended December 31, 2024, the Board held four regular and special meetings, the Audit Committee held two regular and special meetings, the Compensation Committee held one regular meeting, and the Nominating and Governance Committee held one regular meeting. Each director attended at least 75% of the total number of meetings of the Board and of the committees on which he or she served that were held during his or her term of office.

Board of Directors Role in Risk Oversight

Our Board plays an active role in our risk oversight, including with respect to risks related to cybersecurity. The Board does not have a formal risk management committee but administers this oversight function through various standing committees of the Board. The Audit Committee periodically reviews overall enterprise risk management, in addition to maintaining responsibility for oversight of financial reporting-related risks, including those related to our accounting, auditing and financial reporting practices. The Audit Committee also reviews reports and considers any material allegations regarding potential violations of our Code. The Compensation Committee has responsibility for evaluating and overseeing risks arising from our executive compensation and benefit plans, policies and programs. The Nominating Committee oversees corporate governance risks and oversees and advises the Board with respect to our policies and practices regarding significant issues of corporate responsibility.

We have established procedures for evaluating, recognizing, and managing significant risks stemming from potential unauthorized events occurring on or through our electronic information systems. These procedures comprise an important part of our overall enterprise risk management system and are aimed at preventing, detecting, or mitigating data breaches, theft, misuse, unauthorized access, or any other security incidents or vulnerabilities affecting digitally stored data. Internally we have an Internet, Email and Computer Use Policy and all of our employees have been trained on the policy and related tools. Additionally, we employ processes to manage and identify risks arising from cybersecurity threats linked to supplier and customer relationships and our utilization of third-party technology and systems.

We adhere to a risk management framework based on applicable laws and regulations to handle cybersecurity risks across our products, services, infrastructure and corporate assets. We regularly conduct risk assessments to gauge the effectiveness of our systems, identifying areas for improvement. These processes enable us to make informed, risk-based decisions and prioritize cybersecurity measures and risk mitigation strategies. Our risk mitigation efforts encompass a range of technical and operational actions. Our cybersecurity risks and related responses are evaluated by senior leadership, including as part of our enterprise risk assessments that are reviewed by our Board of Directors. Our management team supervises efforts to prevent, detect, mitigate and remediate cybersecurity risks and incidents. However, we cannot guarantee that our efforts will prevent any cybersecurity incident from occurring.

Consideration of Director Nominees

As specified in our Corporate Governance Principles, we seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to us and our success. The Nominating Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria reflected in the Corporate Governance Principles. The Nominating and Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and us, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates for the fiscal year ended December 31, 2024.

The Nominating Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management, or third parties. Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Annual Meeting. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Corporate Secretary at the address appearing on the first page of this proxy statement. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Proposals of Stockholders at the Next Annual Meeting of Stockholders” included herein. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees that is required under the charter of the Nominating Committee.

Report of the Audit Committee

Our Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2024. The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2024, which includes the consolidated balance sheets of the Company as of December 31, 2024 and December 31, 2023, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2024, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing. Each member of the audit committee is financially literate and our board of directors has determined that Tian Yang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Reviews and Discussions with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with its independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with the independent auditor.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report.

AUDIT COMMITTEE
Tian Yang
Lichen Dong
Jianbo Sun
Mahesh Thapaliya

Communications with the Board of Directors

Stockholders and other parties may communicate directly with the Board or the relevant board member by addressing communications to the following email address:

contact@nxtttech.com

All stockholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. Stockholders should specifically request that a copy of the letter be distributed to a particular Board member or to all Board members. Where no such specific request is made, the letter will be distributed to Board members if material, in the judgment of the corporate secretary, to matters on the Board’s agenda.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and stockholders who own more than 10% of our stock to file forms with the SEC to report their ownership of our stock and any changes in ownership. We assist our directors and executive officers by identifying reportable transactions of which it is aware and preparing and filing their forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to us. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.

Insider Trading Policy

We have adopted an insider trading policy for directors, officers and employees of the Company and the Company itself that governs the purchase, sale and/or other dispositions of the Company’s securities and other securities by our directors, executive officers, employees and any member of his or her immediate family living in his or her household and by the Company itself. This policy is designed to promote compliance with listing standards. A copy of such policy is filed as Exhibit 19.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and can be accessed at http://www.nxtttech.com/h-col-120.html.

Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that such information is accumulated and communicated to our management, as appropriate, to allow timely decisions regarding required disclosure.

Our management has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this annual report. Based upon that evaluation, management has concluded that, as of the end of the period covered by this annual report, our disclosure controls and procedures were not effective.

Management Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control system is a process designed to provide reasonable assurance to management and to the Board regarding the preparation and fair presentation of published financial statements.

Our internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles and that receipts and expenditures are being made only in accordance with authorizations of management and our directors; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2024. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework — Guidance for Smaller Public Companies (the COSO criteria). Based on our assessment, management identified material weaknesses related to: (i) lack of US GAAP expertise in finance team; (ii) lack of US GAAP expertise in finance team; (iii) a lack of segregation of duties within accounting functions; and the lack of multiple levels of review of our accounting data. Based on this evaluation, our management concluded that as of December 31, 2024, we did not maintain effective internal control over financial reporting.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with any policies and procedures may deteriorate. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. To the extent possible, we will implement procedures to assure that the initiation of transactions, the custody of assets and the recording of transactions will be performed by separate individuals. With proper funding we plan on remediating the significant deficiencies identified above, and we will continue to monitor the effectiveness of these steps and make any changes that our management deems appropriate.

A material weakness is a control deficiency (within the meaning of Public Company Accounting Oversight Board Auditing Standard No. 5) or combination of control deficiencies, that results in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our most recently completed fiscal quarter that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

DIRECTOR COMPENSATION

The Compensation Committee periodically evaluates the compensation of directors and recommends compensation changes to the Board as appropriate. Before fiscal year 2024 we paid members of our Board $33,000 per quarter, and we did not pay such amount during the fiscal year 2024. These arrangements compensate our directors for their Board responsibilities while aligning their interests with the long-term interests of our stockholders.

Under the Company’s Insider Trading Policy, it is improper for directors to engage in short-term or speculative transactions in the Company’s securities.

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 31, 2024.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation ($)	Total ($)
Lichen Dong	60,000	—	—	—	—	—	60,000
Tian Yang	10,000	—	—	—	—	—	10,000	(1)
Mahesh Thapaliya	24,000	—	—	—	—	—	24,000
Jianbo Sun	24,000	—	—	—	—	—	24,000

____________

(1)      Such amounts were accrued based on his appointment date in 2024. Mr. Tian Yang was appointed as a director of the Company on August 9, 2024.

The initial term on employment agreements shall automatically be extended on a yearly basis unless either party gives written notice to the other party 60 days prior to the expiration of the initial term stating that such party does not wish to extend the agreement.

EXECUTIVE OFFICERS

As of the Record Date, the following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Principal Occupation	Officer/Director Since
Weihong Liu	31	Chief Executive Officer (Principal Executive Officer)	January 31, 2024
Nan Ding	45	Chief Operating Officer	January 5, 2024
Eve Chan	41	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 21, 2023
Hongliang Liu	37	Chief Technical Officer	March 1, 2025

Mr. Weihong Liu, Chief Executive Officer

Mr. Weihong Liu has more than 10 years of investment and research experience in the fields of crypto assets and blockchain technology. Mr. Liu has conducted in-depth analysis and strategic layout of potential investment opportunities in crypto assets. In addition, Mr. Liu has innovative business plans in high-tech and rapidly growing artificial intelligence generated content businesses, and he has a deep understanding of compliance requirements, market insights, and product functionality. Mr. Liu has been equipped with abundant knowledge reserves and strong executive capability in the corporate culture construction field as well as relevant experience in building diverse corporate culture dissemination system. Mr. Liu holds a bachelor’s degree in Business Management from University of The West of England.

Mr. Nan Ding, Chief Operating Officer

Mr. Ding has over 24 years of operational management experience in industries such as cross-border investment, supply chain finance, equipment manufacturing, and international trade. From 2012 to 2023, Mr. Ding successively founded Japan Zhaoyuan Trading Co., Ltd. and Japan Toyo Trading Co., Ltd., specializing in cross-border investment and international trade of bulk commodities. From 2007 to 2012, Mr. Ding established Haimeng Tongshang Co., Ltd. and Haimeng New Energy Technology Co., Ltd., mainly engaged in the production and manufacturing of environmental protection industry and new energy equipment. Prior to this, Mr. Ding had 8 years of experience in municipal project engineering services. Mr. Ding holds a bachelor’s degree in International Economic Management from University of Science and Technology Beijing.

Ms. Eve Chan, Chief Financial Officer

Ms. Eve Chan is a member of Certified Public Accountants Australia with more than 15 years of experiences in accounting, audit and corporate experiences with several listed and private companies operating in USA, Hong Kong and Singapore. She has experience in a wide variety of industries, including Bitcoin mining, property development, property management, investment companies, general trading and manufacturing. Ms. Chan graduated with a bachelor’s degree from University of Sydney in 2005. From August 2018 to October 2022, Ms. Chan served as Assistant Vice President at RHB Investment Bank Limited, and was principally responsible for advising on corporate restructuring for private and public companies in Hong Kong, Singapore, and Malaysia. From November 2022 to September 2024, Ms. Chan served as Financial Controller at X Capital Investment PTE. LTD., responsible for accounting and financial affairs, corporate financing and compliance.

Hongliang Liu, Chief Technical Officer

Dr. Liu, age 37, is a distinguished technical visionary with over a decade of experience in system development and software management. His expertise spans a wide array of cutting-edge fields, with a particular emphasis on SaaS (Software-as-a-Service) and next-generation MaaS (Model-as-a-Service) solutions, leveraging AI/ML models to drive enterprise digital transformation. Dr. Liu most recently served as a Technical Expert in the R&D division of Chint Group Corp. since 2022, where he spearheaded multiple high-priority initiatives and delivered groundbreaking solutions that set new industry benchmarks. Prior to this, from 2017 to 2021, he held the position as a Postdoctoral Researcher and Technical Lead at Ningshui Group, where he drove the development of advanced technologies and led his team to achieve significant breakthroughs. Dr. Liu obtained his Doctor of Philosophy degree (Ph.D.) in

Electrical Engineering from the University of Technology of Compiègne, a prestigious member of the Sorbonne University Group in France, in 2017. His academic and professional achievements have earned him multiple patents, and enabled him to play a pivotal role in shaping industry standards through his contributions to standardization committees.

Executive Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2024 and 2023, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$2,000 (the “Named Executive Officers” or “NEO”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Weihong Liu	2024	22,000	—	—	—	—	—	22,000	(1)
CEO	2023	—	—	—	—	—	—	—
HechunWei(2)	2024	—	—	—	—	—	—
Former CEO	2023	24,000	—	—	—	—	—	24,000
Eve Chan	2024	4,000	—	—	—	—	—	4,000	(3)
CFO and Secretary	2023	—	—	—	—	—	—
Ken Tsang	2024	18,000	—	—	—	—	—	18,000	(4)
Former CFO and Secretary	2023	2,000	—	—	—	—	—	2,000
Annie Huang(5)	2024	—	—	—	—	—	—	—
Former CFO and Secretary	2023	24,000	—	—	—	—	—	24,000
Nan Ding	2024	24,000	—	—	—	—	—	24,000
COO	2023	—	—	—	—	—	—	—

____________

(1)      Such amounts were accrued based on his appointment date in 2024. Mr. Weihong Liu was appointed as the CEO of the Company on January 31, 2024.

(2)      Mr. Hechun Wei was appointed as the CEO of the Company on December 21, 2022, and resigned from his position on December 28, 2023.

(3)      Such amounts were accrued based on her appointment date in 2024. Ms. Eve Chan was appointed as the CFO of the Company on October 21, 2024.

(4)      Such amounts were accrued based on his appointment date in 2024. Ms. Mr. Ken Tsang was appointed as the CFO of the Company on December 13, 2023, and resigned from his position on October 21, 2024.

(5)      Ms. Annie Huang was appointed as the CFO of the Company on November 29, 2022, and resigned from her position on December 13, 2023.

Employment Agreements

Our employment agreements with our officers generally provide employment for a specific term and set annual salaries, health insurance, pension insurance, paid vacation, and family leave time. The agreement may be terminated by either party as permitted by law.

We have entered into an employment agreement with each of Lichen Dong, our Chairman, Tian Yang, Director, Mahesh Thapaliya, Director and Jianbo Sun, Director.

The employment agreements of Tian Yang, Mahesh Thapaliya and Jianbo Sun states that regardless of the reason for termination of employment, the Company shall not be required to pay any form of compensation or severance benefits to such director. The employment agreements of all these directors do not contain change of control related terms.

Compensation and Risk

The Compensation Committee believes that the Company’s compensation programs appropriately reward prudent business judgment and risk-taking over the long term. The Compensation Committee provides oversight with respect to any risks that may be created by these compensation programs. Management has evaluated the risks that are created by the Company’s compensation programs for all employees, including non-executive officers, and the Compensation Committee has reviewed this evaluation. Based on our review, we have concluded that these compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Clawback Policy

In 2024, we adopted an Incentive Compensation Recovery Policy (the “Clawback Policy”) governing the recovery of incentive-based compensation awarded to our executive officers based on financial results that were later restated. The policy requires the mandatory recoupment (with limited exceptions) of both equity and non-equity incentive compensation granted to current and former executive officers when a financial restatement is needed to correct the Company’s material noncompliance with any financial reporting requirement. This includes both (i) restatements correcting errors that were material to previously issued financial statements and (ii) restatements where the error, if corrected or left uncorrected, would result in a material misstatement in the current period.

Consistent with SEC and Stock Market Rules, the Clawback Policy applies regardless of whether an officer engaged in misconduct or contributed to the circumstances requiring the restatement. The Clawback Policy was filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee Report

As part of the exercise of its duties, the Compensation Committee has reviewed and discussed the above “Director Compensation”, and sections under “EXECUTIVE OFFICERS” contained in this Proxy Statement with management. Based upon that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jianbo Sun, Chair
Lichen Dong
Tian Yang
Mahesh Thapaliya

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

No director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction during the last two fiscal years in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years.

The Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules. The Audit Committee has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Audit Committee, the Company expects that the Audit Committee would become fully informed regarding the potential transaction and the interests of the related party and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Audit Committee would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Prohibition on Hedging, Pledging, and Short Sales

We prohibit short sales, hedging, and transactions in derivatives of our securities for all our personnel, including directors, officers, employees, independent contractors, and consultants. In addition, we prohibit pledging of our stock as collateral by directors and executive officers of the Company. We allow for certain portfolio diversification transactions, such as investments in exchange funds.

PROPOSAL 3: AUDITOR RATIFICATION PROPOSAL

The Audit Committee and the Board have appointed JWF Assurance PAC, independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2023 and December 31, 2024. A representative of JWF Assurance PAC is expected to be in attendance at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

The Audit Committee and the Board retained JWF Assurance PAC as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and December 31, 2024.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and December 31, 2024 by the Company’s independent accounting firm:

	2023	2024
Audit Fees(1)	170,000	249,500
Audit-Related Fees(2)	57,500	22,000
Tax Fees(3)	20,000	20,000
All Other Fees(4)	480,000	50,000
Total Fees	727,500	341,500

____________

(1)      Audit Fees: The aggregate fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K and other services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)      Audit-Related Fees: The aggregate fees billed for assurance and related services rendered by the former principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the previous item, Audit Fees.

(3)      Tax Fees: The aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

(4)      All Other Fees: The aggregate fees billed for products and services provided by the principal accountant, other than the services reported under the previous item, Audit Fees and Tax Fees.

Audit Committee Pre-approval Policies and Procedures

Our Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, which is available on our website at http://www.nxtttech.com/h-col-120.html. The Audit Committee is responsible for selecting, retaining and determining the compensation of our independent public accountant, approving the services they will perform, and reviewing the performance of the independent public accountant. The Audit Committee reviews with management and our independent public accountant our annual financial statements on Form 10-K and our quarterly financial statements on Forms 10-Q. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal years ended December 31, 2023 and December 31, 2024, the Audit Committee took the following actions:

•        reviewed and discussed the audited financial statements for the fiscal years ended December 31, 2023and December 31, 2024with management and JWF Assurance PAC, our independent public accountant;

•        discussed with JWF Assurance PAC the matters required to be discussed in accordance with the rules set forth by the PCAOB, relating to the conduct of the audit; and

•        received written disclosures and the letter from JWF Assurance PAC regarding its independence as required by applicable requirements of the PCAOB regarding JWF Assurance PAC communications with the Audit Committee and the Audit Committee further discussed with JWF Assurance PAC its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

Our Audit Committee approved all services that our independent accountant provided to us in the fiscal years ended December 31, 2023 and December 31, 2024.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will not be counted as either a vote cast for this proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of JWF Assurance PAC as the Company’s independent public accountant for the fiscal years ending December 31, 2023 and December 31, 2024, the Audit Committee of the Board may reconsider its appointment.

THE BOARD RECOMMENDS A VOTE “FOR” THE AUDITOR RATIFICATION PROPOSAL.

PROPOSAL 4: SAY-ON-PAY PROPOSAL

Background

Section 14A of the Exchange Act (which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Named Executive Officers. The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholders’ vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this proxy statement by voting for the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of the Company approve all of the compensation of the Company’s executive officers who are named in the Executive Compensation Table of the Company’s 2025 proxy statement, as such compensation is disclosed in the Company’s 2025 proxy statement pursuant to Item 402 of Regulation S-K, which disclosure includes the proxy statement’s Executive Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board, any board committee or the Company relating to the compensation of the Named Executive Officers; or (2) as creating or changing any fiduciary duties or other duties on the part of the Board, any board committee or the Company. It is anticipated that the next advisory vote to approve executive compensation will be presented at our Annual Meeting of Stockholders to be held in 2026 and that the next advisory vote to determine the frequency of future advisory votes on executive compensation will be presented at our Annual Meeting of Stockholders to be held in 2028.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve, on a non-binding basis the compensation of our executive officers. Abstentions and broker non-votes will not be counted as either votes cast for this proposal or against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

PROPOSAL 5: SAY-ON-PAY FREQUENCY PROPOSAL

Background

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide their input with regard to the frequency of future non-binding stockholder votes on our executive compensation programs, such as the Say-on-Pay Proposal contained in this proxy statement. In particular, we are asking whether the non-binding vote on executive compensation should occur every year, every two years, or every three years.

Summary

The optimal frequency of the advisory vote on executive compensation depends on a balancing of the benefits and burdens of more or less frequent votes. Some observers (not of our company in particular, but of the general requirement under the Dodd-Frank Act to obtain an advisory say-on-pay vote) have expressed a belief that less frequent votes are appropriate as they enable stockholders to focus on a company’s overall compensation program design, as opposed to short-term decisions, and provide sufficient time to evaluate how a company’s compensation programs drive long-term performance and the creation of long-term stockholder value. Many also believe that a less frequent voting cycle will give companies sufficient time to respond thoughtfully to stockholder views and to implement any necessary changes to executive compensation programs and allow stockholders to evaluate the results of these changes before the next stockholder advisory vote.

On the other hand, other observers believe more frequent stockholder votes are better since they provide stockholders with the opportunity to react promptly to emerging trends in compensation and to provide rapid feedback to companies with respect to their views on the effectiveness and appropriateness of their executive compensation programs. According to this view, more frequent feedback would provide our Board of Directors with the opportunity to evaluate individual compensation decisions each year in light of the stockholder feedback and to better incorporate current stockholder views into companies’ compensation programs.

At this time, our Board of Directors believe that the most appropriate outcome is to have a stockholder advisory vote on compensation every three years, to best enable stockholders to evaluate the effect of our compensation on company performance and stockholder value. It is anticipated that the next advisory vote to determine the frequency of future advisory votes on executive compensation will be presented at our Annual Meeting of Stockholders to be held in 2026 and that the next advisory vote to determine the frequency of future advisory votes on executive compensation will be presented at our Annual Meeting of Stockholders to be held in 2028.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote on this proposal.

Vote Required

The frequency option that receives the highest number of votes cast is the option that will be deemed approved, on a non-binding basis, by the stockholders. Abstentions and broker non-votes will not be counted as either votes cast for this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The advisory vote to approve the “say-on-pay” frequency vote is advisory, and therefore not binding on the Company or the Board of Directors. The Board may decide that it is in the best interests of our stockholders and the Company to hold future advisory resolutions to approve named executive officer compensation more or less frequently than the option approved by our stockholders. However, the Board of Directors will consider the outcome of the vote in determining the frequency with which it will hold the non-binding vote on executive compensation.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CHOICE OF
“THREE YEARS” ON THE SAY-ON-PAY FREQUENCY PROPOSAL.

PROPOSAL 6: EQUITY INCENTIVE PLAN PROPOSAL

General

On April 16, 2025, following a review by the Compensation Committee, the Board adopted resolutions approving the Next Technology Holding Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”), a copy of which is attached to this Proxy Statement as Exhibit A. The 2025 Equity Incentive Plan will become effective on the date it is approved by our stockholders.

Our Board believes that the issuance of incentive awards in order to attract and retain qualified employees, directors, and consultants who contribute to the Company’s long-term success is important for the success of the Company and in the best interest of the Company and its shareholders, and our Board and the Compensation Committee have consulted with other advisors in determining the nature of an equity incentive plan and have reviewed and considered the 2025 Equity Incentive Plan.

The purpose of the 2025 Equity Incentive Plan is to (a) enable the Company and any affiliate of it to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business. Subject to the provisions of the 2025 Equity Incentive Plan, the Board may amend, or terminate the 2025 Equity Incentive Plan, or any part thereof, at any time and from time to time. We will obtain stockholder approval of any amendment to the 2025 Equity Incentive Plan to the extent necessary. Unless earlier terminated by the committee that administers the 2025 Equity Incentive Plan, the 2025 Equity Incentive Plan will terminate ten years from the date it is adopted by the shareholders of the Company. If the 2025 Equity Incentive Plan is not approved by our stockholders, it will not become effective and no awards will be granted thereunder.

Material Features of the 2025 Equity Incentive Plan

Authorized Shares

The maximum number of shares of the common stock, with no par value, of the Company (the “common stock”) that may be subject to awards under the 2025 Equity Incentive Plan is 80,000,000. The maximum number of shares of the common stock subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during the fiscal year will not exceed a total value of $100,000,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

Any shares of the common stock subject to an award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of the common stock to which the award related will again be available for issuance under the 2025 Equity Incentive Plan. Any shares of the common stock that again become available for future grants pursuant to the 2025 Equity Incentive Plan will be added back as one share if such shares were subject to options or stock appreciation rights and as two shares if such shares were subject to other awards. Notwithstanding anything to the contrary contained in the 2025 Equity Incentive Plan, shares subject to an award under the 2025 Equity Incentive Plan will not again be made available for issuance or delivery under the plan if such shares are (a) shares tendered in payment of an option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award.

Plan Administration

One or more committee appointed by our Board will administer the 2025 Equity Incentive Plan. Subject to the terms of the Plan, the committee’s charter and the applicable laws, and in addition to other express powers and authorization conferred by the Plan, the committee has the authority: to construe and interpret the 2025 Equity Incentive Plan and apply its provisions; to promulgate, amend, and rescind rules and regulations relating to the administration of the 2025 Equity Incentive Plan; to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the 2025 Equity Incentive Plan; to delegate its authority to one or more officers of the Company with respect to awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; to determine when awards are to be granted under the 2025 Equity

Incentive Plan and the applicable grant date; to select from time to time, subject to the limitations set forth in the 2025 Equity Incentive Plan, those eligible award participants to whom awards will be granted; to determine the number of shares of the common stock to be made subject to each award; to determine whether each option is to be an incentive stock option or a non-qualified stock option; to prescribe the terms and conditions of each award, including the exercise price, medium of payment, vesting provisions, and to specify the provisions of the award agreement relating to such grant; to determine the target number of performance shares under a performance share award, the performance measures to establish the performance goals, the performance period(s) and the number of performance shares earned by a participant; to amend any outstanding awards, including for the purpose of modifying the time or manner of vesting or the term of any outstanding award, provided, however, that if any such amendment impairs a participant’s rights or increases a participant’s obligations under his or her award or creates or increases a participant’s federal income tax liability with respect to an award, such amendment is also be subject to the participant’s consent; to determine the duration and purpose of leaves of absence that may be granted to a participant without constituting a termination of employment for purposes of the 2025 Equity Incentive Plan, which periods will be no shorter than the periods generally applicable to employees under the Company’s employment policies; to make decisions regarding outstanding awards that may be necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2025 Equity Incentive Plan or any instrument or agreement relating to an award granted under the 2025 Equity Incentive Plan; and to exercise discretion in making any and all other determinations deemed necessary or advisable for the administration of the 2025 Equity Incentive Plan. The committee also has the authority to modify the purchase price or exercise price of any outstanding award, provided that if such modification constitutes a repricing, shareholder approval is required before the repricing becomes effective. All decisions made by the committee pursuant to the provisions of the 2025 Equity Incentive Plan will be final and binding on the Company and the participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

Eligibility

Awards under the 2025 Equity Incentive Plan, other than incentive stock options, may be granted to the employees (including officers within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and directors) and consultants (who performs bona fide services to the Company or an affiliate of it, except an employee or a director thereof, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act) of the Company and its affiliates, directors of the Company and such other individuals designated by the committee who are reasonably expected to become such employees, consultants and directors following the grant date. Incentive stock options may be granted only to such employee of the Company and its affiliates.

Stock Options

Incentive stock options and non-qualified stock options may be granted under the 2025 Equity Incentive Plan. Subject to the provisions of the 2025 Equity Incentive Plan, the option exercise price generally must be not less than 100% of the fair market value of the common stock subject to the option on the grant date. The method pf payment of the option exercise price may include cash, certified or bank check, other common stock, “cashless” exercise program, reduction of the shares of common stock deliverable upon exercise of such option, or other form of legal consideration acceptable to the committee. Unless otherwise provided in the 2025 Equity Incentive Plan, an award or employment agreement approved by the committee, following the termination of service of an employee, consultant, or director, the option may be exercised to the extent it was vested as of the termination date within a period of time. If the termination is due to reasons other than death or disability, the option will remain exercisable for up to three months or until the option’s expiration date in the award agreement, whichever is earlier. If the termination is for “cause” (as defined in the 2025 Equity Incentive Plan), all outstanding options will immediately terminate and become unexercisable. If the termination is due to death or disability, the option may be exercised for up to 12 months or until expiration of the option’s expiration date in the award agreement, whichever is earlier. In all cases, if the option is not exercised within the applicable post-termination period, it will terminate.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2025 Equity Incentive Plan. These rights entitle the participant to receive the appreciation in the fair market value of the common stock from the grant date to the exercise date. Upon exercise of a stock appreciation right, the holder will be entitled to receive from the Company an amount equal to the number of shares of the common stock subject to the stock appreciation right that is being exercised multiplied by the excess of (i) the fair market value of a share of the common stock on the date the award is exercised, over (ii) the exercise price specified in the stock appreciation right or related option. For stock appreciation rights that are granted alone, the exercise price is not less than 100% of the fair market value of the common stock on the grant date of such stock appreciation right. No stock appreciation right may have a term exceeding ten years. Terms such as vesting schedules, payment form (cash, shares, or a combination), and exercisability are determined by the committee and may vary by award.

Restricted Awards

Restricted stock and restricted stock units (“RSUs”) may be granted under the 2025 Equity Incentive Plan.

Restricted stock awards are grants of actual shares of the common stock that are subject to restrictions on transfer and forfeiture until specified conditions are met. The committee will determine the terms and conditions of such awards, including any vesting requirements and whether shares are held in escrow during the restricted period. Subject to the restrictions set forth in the award, participants of restricted stock generally have voting and dividend rights upon grant. However, dividends will be withheld by the Company for the participant’s account during the restricted period and paid only upon the release of restrictions on such underlying share and, if such share is forfeited, the participant will have no right to such dividends. To the extent any shares are forfeited, all rights of the participant to such shares and as a shareholder will terminate without further obligation on the part of the Company.

RSUs are hypothetical common stock units having a value equal to the fair market value of one share of the common stock, and no shares are issued at the time of grant. Subject to the provisions of the 2025 Equity Incentive Plan, the committee determines the terms and conditions of such awards, including the vesting schedule and whether the RSUs include deferral features. RSUs do not provide voting rights, but may be credited with dividend equivalents, an amount equal to the cash and stock dividends paid by the Company in respect of one share of the common stock, which will be withheld by the Company and paid only upon settlement. Upon vesting and expiration of any deferral period, RSUs will be settled in shares of the common stock, cash, or a combination thereof, as determined by the committee. To the extent any RSUs are forfeited, all rights of the participant to such units will terminate without further obligation on the part of the Company.

Performance Share Awards

Performance share awards may be granted under the 2025 Equity Incentive Plan. These awards entitle a participant to receive a number of shares of the common stock or stock-denominated units based on the achievement of performance goals established by the committee. The number of performance shares earned will depend on the extent to which the applicable conditions are attained during a designated performance period, as determined by the committee. The committee has discretion to determine the number of shares subject to a performance share award, the applicable performance period, the conditions that must be satisfied for a participant to earn an award, and the other terms, conditions, and restrictions of the award.

Other Equity-Based Awards and Cash Awards

Other equity-based awards and cash awards may be granted under the 2025 Equity Incentive Plan on terms and conditions determined by the committee. Such awards will be evidenced by an award agreement or other documentation and will be subject to the provisions of the 2025 Equity Incentive Plan.

Non-Employee Directors

Non-employee directors mean a director of the Company who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time. The 2025 Equity Incentive Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2025 Equity Incentive Plan. The maximum number of shares of the common stock of the Company subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during the fiscal year will not exceed a total value of $100,000,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).

Non-transferability of Awards

Unless the committee provides otherwise, the 2025 Equity Incentive Plan generally does not allow for the transfer of awards other than by will or by the laws of descent and distribution and is exercisable during the lifetime of the participant by the participant.

Certain Adjustments

Shares of the common stock that may be subject to awards under the 2025 Equity Incentive Plan and unissued are not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company. Issued shares of the common stock pursuant to awards under the 2025 Equity Incentive Plan are subject to such adjustments.

Effect of Change in Control

The 2025 Equity Incentive Plan provides that unless otherwise provided in an award agreement, in the event of a participant’s termination of continuous service without cause or for good reason within 12 months following a “change in control” (as defined in the 2025 Equity Incentive Plan), all outstanding options and stock appreciation rights will become fully exercisable, and any restricted period applicable to restricted stock or restricted stock units will immediately lapse. With respect to performance share awards and cash awards, the committee may determine that all incomplete performance periods will end as of the date of the change in control. The committee will then determine the level of achievement of the applicable performance goals based on available financial information and may authorize payment of partial or full awards based on actual or target performance, or such other basis as it deems appropriate. To the extent practicable, such actions will be taken to allow affected participants to participate in the change in control transaction with respect to their equity awards. In addition, the committee may, upon at least ten days’ advance notice, cancel any outstanding awards and pay the holder the value of such awards in cash, stock, or a combination thereof, based on the price per share of the common stock paid in the change in control transaction. Stock options or stock appreciation rights with an exercise price equal to or above such transaction price may be cancelled without payment. The Company’s obligations under the plan will be binding on any successor entity in the event of a merger, consolidation, reorganization, or sale of substantially all assets.

Clawback

Awards will be subject to any Company clawback policy adopted or modified from time to time, including as required to comply with applicable laws or stock exchange listing requirements. The Company may cancel an award, require reimbursement of compensation previously paid under the plan or an award agreement, and enforce other recoupment rights in accordance with such policy. By accepting an award, participants agree to be bound by the clawback policy as in effect or as it may be amended from time to time.

Amendment and Termination

The committee may amend, suspend, or terminate the 2025 Equity Incentive Plan at any time, provided that except for certain clauses, no amendment may become effective without shareholder approval if required to comply with applicable laws. Amendments to outstanding awards may be made by the committee, but no amendment may impair a participant’s rights under an award without the participant’s written consent. No awards may be granted under the 2025 Equity Incentive Plan after the tenth anniversary of its effective date, although previously granted awards may continue beyond that date. The Board may suspend or terminate the 2025 Equity Incentive Plan earlier, and no awards may be granted while the 2025 Equity Incentive Plan is suspended or after it has been terminated.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the 2025 Equity Incentive Plan. Abstentions will not be counted as either a vote cast for this proposal or a vote cast against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE EQUITY INCENTIVE
PLAN PROPOSAL.

PROPOSAL 7: REVERSE STOCK SPLIT PROPOSAL

General

Our Board has adopted and is recommending that our stockholders approve one or more reverse stock splits of our common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-250, with the exact ratio within such range to be determined by the Board in its discretion at each reverse stock split (each and collectively, the “Reverse Stock Split”).

By approving this proposal, stockholders will approve that in each Reverse Stock Split, a whole number of outstanding shares of our common stock between 10and 250, inclusive, would be combined into one share of our common stock. Upon receiving stockholder approval, the Board will have the authority, in its sole discretion, but not the obligation, to elect, without further action on the part of the stockholders, whether to effect such Reverse Stock Split and, if so, to determine such Reverse Stock Split ratio from among the approved range described above and to effect such Reverse Stock Split at one time or by multiple times. The Board may also elect not to effect any Reverse Stock Split.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our common stock, the anticipated impact of the Reverse Stock Split on the trading price of our common stock and on the number of holders of our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-10 to 1-for-250 but would not effect a corresponding decrease to the number of shares of common stock that the Company will be authorized to issue, the Reverse Stock Split would result in a relative increase in the number of authorized and unissued shares of our common stock.

Purpose and Background of the Reverse Stock Split

On April 24, 2025, the Board approved to recommend adoption of the proposal of the Reverse Stock Split and submit such proposal to the stockholders of the Company at the next annual meeting of stockholders or a special meeting convened for such purpose, and the Board recommend approval of the Reverse Stock Split, for the following reasons:

(1)    the Board believes that implementing the Reverse Stock Split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our common stock on The Nasdaq Capital Market, as discussed further below;

(2)    the Board believes that continued listing on The Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards; and

(3)    the Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help facilitate the Company’s ability to raise new equity capital either through private fund-raising transactions or by accessing the equity capital markets, generally stimulate investor interest in the Company and help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing

Our common stocks trade on The Nasdaq Capital Market under the symbols “NXTT”. One of the requirements for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00 per share of our common stock. On the Record Date, the closing market price per share of our common stock was $0.28, as reported by The Nasdaq Capital Market.

If our common stock is delisted from The Nasdaq Capital Market, we cannot assure you that our common stock would be listed on another national securities exchange, a national quotation service, the over-the-counter markets or the pink sheets. Delisting from The Nasdaq Capital Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our securities, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence.

Facilitation of Future Capital Raising

The Board believes it is critically important for the Company to maintain its flexibility in accessing the equity capital markets. We continue to explore raising additional capital through various ways, including equity issuances. If we raise funds by issuing debt securities or preferred stock, or by incurring loans, these forms of financing may have rights, preferences, and privileges senior to those of holders of our common stock and may involve restrictive covenants which could place significant restrictions on our operations. If we raise capital through the issuance of additional equity, such sales and issuance would dilute the ownership interests of the existing holders of our common stock. There is no assurance that sources of financing will be available on a timely basis, or on satisfactory terms, or at all.

If we are unable to raise additional capital or generate cash flows necessary to fund our operations or refinance our indebtedness, we will need to curtail planned activities, discontinue certain operations, or sell certain assets, which could materially and aversely affect our business, financial condition, results of operations, and prospects.

The Board believes that the Reverse Stock Split would facilitate the Company’s ability to raise additional equity capital in particular, including due to the expected resulting increase in the per share price of our common stock, as described under “Potential Increased Investor Interest” below. The Board believes that an increased price per share of our common stock following a Reverse Stock Split would enhance the Company’s ability to raise capital to fund its current and planned operations, and to otherwise take advantage of favorable opportunities as they arise.

Potential Increased Investor Interest

In approving the recommendation of adoption of the proposed Reverse Stock Split, the Board considered that the Reverse Stock Split and the expected resulting increase in the per share price of our common stock could encourage increased investor interest in our common stock and promote greater liquidity for our stockholders.

In the event that our common stocks were to be delisted from The Nasdaq Capital Market, our common stock would likely trade in the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our common stock could allow a broader range of institutions to invest in our common stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our common stock.

Employee Retention

The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on Nasdaq. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our common stock, can help attract, retain, and motivate employees and members of our Board.

In light of the factors mentioned above, our Board unanimously approved to recommend adoption of the proposal of the Reverse Stock Split and submit such proposal to the stockholders of the Company at the next annual meeting of stockholders or a special meeting convened for such purpose, and the Board recommends approval of the Reverse Stock Split, as a potential means of increasing and maintaining the price of our common stock to above $1.00 per share in compliance with the Bid Price Requirement.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single Reverse Stock Split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-250. The Board also has the authority to abandon any or all of the Reverse Stock Split.

In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:

(1)    our ability to maintain the listing of our common stock on The Nasdaq Capital Market;

(2)    the historical trading price and trading volume of our common stock;

(3)    the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split;

(4)    the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase common stock and the related impact on the trading price of our common stock;

(5)    the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock;

(6)    the anticipated impact of a particular ratio on the number of holders of our common stock; and

(7)    prevailing general market conditions.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

(1)    the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

(2)    the Reverse Stock Split will facilitate the Company’s access to the equity capital markets;

(3)    the Reverse Stock Split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our Company;

(4)    the Reverse Stock Split will result in a per share price that will increase our ability to attract, retain and motivate employees and other service providers; or

(5)    the market price per share of our common stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued listing on The Nasdaq Capital Market.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above.

Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock.

While we aim that the Reverse Stock Split will be sufficient to satisfy the Minimum Bid Requirement, it is possible that, even if the Reverse Stock Split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our common stock on The Nasdaq Capital Market.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our common stock does not increase as a result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

Issued and Outstanding Shares of Common Stock

If the Reverse Stock Split is approved and effected, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our common stock, as applicable, upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock.

Effect on Outstanding Equity Incentive Plans

Pursuant to the terms of the Company’s 2025 Equity Incentive Plan, shares available for grant under the 2025 Equity Incentive Plan are not subject to adjustment for any decrease or increase in the number shares of common stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the common stock or any other decrease in the number of such shares of common stock effected without receipt of consideration by the Company. Nevertheless, outstanding awards under the 2025 Equity Incentive Plan (including their terms, number of shares, and exercise prices) will be adjusted because of by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of such award as necessary to preserve their original economic intent.

Effects of the Reverse Stock Split on our Common Stock

After the Effective Time, each stockholder will own fewer shares of our common stock as a result of the Reverse Stock Split. The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1-for-10, 1-for-50, 1-for-100, or 1-for-250 based on share information as of the close of business on the Record Date, but does not give effect to any other changes, including any issuance of securities after the Record Date.

	Number of shares of common stock on the Record Date	1-for-10	1-for-50	1-for-100	1-for-250
Total Issued and Outstanding Common Stock	436,265,135	43,626,514	8,725,303	4,362,652	1,745,061

Procedure for Effecting each Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the Board determines to effect a Reverse Stock Split, such Reverse Stock Split will become effective at 11:59 p.m. Mountain Standard Time (the “Effective Time”). There is no need to file a second amended and restated articles of incorporation with the Secretary of State of the State of Wyoming because the number of common shares in the current amended and restated articles of incorporation of the Company is unlimited, and the part value of the common shares is $0.0000. At the Effective Time, shares of common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock, respectively, in accordance with the Reverse Stock Split ratio.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of common stock you hold.

Some stockholders may hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-Reverse Stock Split shares of our common stock, your post-Reverse Stock Split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-Reverse Stock Split shares you own, you will receive a statement indicating the number of post-Reverse Stock Split shares you own in book-entry form. We will no longer issue physical stock certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Fractional Shares

No fractional shares of new common stock will be issued to any stockholder. Accordingly, stockholders of record who would otherwise be entitled to receive fractional shares of such new common stock, will, upon surrender of their certificates representing shares of old common stock, receive a new certificate representing the new common stock rounded up to the nearest whole share.

Dissenter’s Rights of Appraisal

Holders of our voting securities do not have dissenter’s rights under the Wyoming Business Corporation Act in connection with the Reverse Stock Split Proposal.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Our officers and directors do not have any interests in the Reverse Stock Split Proposal, as they do not hold any shares of our common stock.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to any alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, (the “IRS”), regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Tax Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered.

Treasury regulations promulgated under the Tax Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder has held the old shares for more than one year as of the effective date of the reverse stock split. The deductibility of capital losses is subject to limitations and subject to the rules applicable to stockholders holding shares of common stock on different dates (as mentioned above).

Under certain circumstances, cash received by a U.S. Holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes instead of capital gain. U.S. Holders of our common stock should consult their tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the IRS.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the Company’s Reverse Stock Split. Abstentions will not be counted as either a vote cast for this proposal or a vote cast against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

OTHER MATTERS

Note About Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2024. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Proxy Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Information Referenced in this Proxy Statement

The content of the websites referred to in this Proxy Statement are not incorporated into this Proxy Statement. Our references to the URLs for any websites presented are intended to be inactive textual references only.

Stockholder Engagement and Communications

Stockholders may contact the Board about bona fide issues or questions about the Company by sending an email to the following address: contact@nxtttech.com, Attn: CEO. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the number of shares of our stock that are owned of record (if a record holder) or beneficially. If a stockholder wishes to contact the independent members of the Board, the stockholder should address such communication to the attention of the Board member(s) care of our Secretary at the address above.

Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly-scheduled meeting of the Board. The Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate. Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. More information about investor relations is available on our website at www.nxtttech.com.

Other Business

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If any other business is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

FINANCIAL STATEMENTS

The audited financial statements of the Company, in comparative form for the years ended December 31, 2023, are contained in the 2024Annual Report to Shareholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

SOLICITATION OF PROXIES

THIS PROXY STATEMENT IS FURNISHED TO SHAREHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF NEXT TECHNOLOGY HOLDING INC. The cost of soliciting proxies will be born by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication.

FUTURE PROPOSALS OF SHAREHOLDERS

Shareholder proposals for our Annual Meeting to be held in 2026 must be received by us by December 31, 2025 (unless otherwise stated in this proxy statement), and must otherwise comply with the rules promulgated by the SEC to be considered for inclusion in our proxy statement for that year. Any shareholder proposal, whether or not to be included in our proxy materials, must be sent to contact@nxtttech.com by email.

Copies of Next Technology Holding Inc’s annual report for the fiscal year ended December 31, 2024, to the securities and exchange commission on form 10-K, as filed with the securities and exchange commission (without exhibits), are available to shareholders through our website at www.nxtttech.comor upon written request to contact@nxtttech.com.

Dated: May 6, 2025

By order of the Board of Directors,
Lichen Dong
Chairman of the Board

Exhibit A

NEXT TECHNOLOGY HOLDING INC.
2025 EQUITY INCENTIVE PLAN

1.      Purpose; Eligibility.

1.1    General Purpose. The name of this plan is the Next Technology Holding Inc.2025 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Next Technology Holding Inc., a Wyoming corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3    Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2.      Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 10 of the Plan.

“Cause” means, unless the Award Agreement states otherwise:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(a)     If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein;

(b)    If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material violation of state or federal securities laws; (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or (vi) material breach by the Employee or Consultant of any agreement entered into by and between the Company or an Affiliate, on one hand, and the Employee or Consultant, on the other hand.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(a)     malfeasance in office;

(b)    gross misconduct or neglect;

(c)     false or fraudulent misrepresentation inducing the director’s appointment;

(d)    willful conversion of corporate funds; or

(e)     repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a)     The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(b)    The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c)     The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(d)    The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e)     The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.0000 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Next Technology Holding Inc., a Wyoming corporation, and any successor thereto.

“Consultant” means any individual which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 8.1(b) hereof.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 17.12.

“Effective Date” shall mean the date that the Company’s shareholders approve this Plan.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a)     If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b)    If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share Award” means any Award granted pursuant to Section 9 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Next Technology Holding Inc.2025 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.

“Restricted Award” means any Award granted pursuant to Section 8.

“Restricted Period” has the meaning set forth in Section 8.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award”has the meaning set forth in Section 4.6.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3.      Administration.

3.1    Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)     to construe and interpret the Plan and apply its provisions;

(b)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)     to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)    to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e)     to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)     from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g)    to determine the number of shares of Common Stock to be made subject to each Award;

(h)    to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)     to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)     to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l)     to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m)   to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2    Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3    Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4    Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.      Shares Subject to the Plan.

4.1    Subject to adjustment in accordance with Section 14, no more than 80,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). To the extent that the shares of Common Stock of such Total Share Reserve remain unissued, such unissued shares are not subject to adjustment for any decrease or increase in the number shares of Common Stock resulting from a stock spilt, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company. For the avoidance of doubt, Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject are subject to the adjustments set forth in Section 14. Any shares of Common

Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2    Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3    Subject to adjustment in accordance with Section 14, no more than 80,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4    The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the Fiscal Year shall not exceed a total value of $100,000,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5    Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 4.5 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.6    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5.      Eligibility.

5.1    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2    Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.      Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1    Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3    Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4    Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6    Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7    Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8    Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9    Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10  Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11  Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12  Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.      Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

7.1    Grant Requirements for Related Rights. Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

7.2    Term.The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

7.3    Vesting.Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

7.4    Exercise and Payment.Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee.

7.5    Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1 are satisfied.

7.6    Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

8.      Restricted Awards.A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.1    Restricted Stock and Restricted Stock Units.

(a)     Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(b)    The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

8.2    Restrictions.

(a)     Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b)    Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c)     The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

8.3    Restricted Period.With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement.

8.4    Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

8.5    Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

9.      Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

9.1    Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

10.    Other Equity-Based Awards and Cash Awards.The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

11.    Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

12.    Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

13.    Miscellaneous.

13.1  Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

13.2  Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 14 hereof.

13.3  No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13.4  Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

13.5  Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

14.    Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the number of issued shares of Common Stock under the Award will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.    Effect of Change in Control.

15.1  Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)     In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(b)    With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, the Committee may in its discretion determine that all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

15.2  In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

15.3  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16.    Amendment of the Plan and Awards.

16.1  Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

16.2  Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

16.3  Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

16.4  No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

16.5  Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

17.    General Provisions.

17.1  Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.2  Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

17.3  Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.4  Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

17.5  Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

17.6  Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

17.7  Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 14.

17.8    Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

17.9    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

17.10  Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

17.11  Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.12  Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

17.13  Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

17.14  Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

17.15  Expenses. The costs of administering the Plan shall be paid by the Company.

17.16  Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

17.17  Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

17.18  Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

18.    Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

19.    Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

20.    Choice of Law. The law of the State of Wyoming shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As adopted by the Board of Directors of Next Technology Holding Inc. on April 16, 2025.

As approved by the shareholders of Next Technology Holding Inc. on [DATE], 2025.

PROXY CARD

NEXT TECHNOLOGY HOLDING INC.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held June 20, 2025.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, and Proxy Card are available online at www.transhare.com and clicking on “Vote Your Proxy”.

The undersigned hereby appoints Weihong Liu and Eve Chan, or either one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders to be held on at 3:00 p.m. on June 20, 2025 HK Time (GMT+8), or such later date or dates as such Annual Meeting date may be adjourned, at Conference Room A, 4th Floor, No. 9 Queen’s Road Central, Central, Hong Kong Special Administrative Region, People’s Republic of China, hereby revoking any proxies heretofore given, to vote all shares of capital stock of the Company held or owned by the undersigned as directed on this proxy card, and in their discretion upon such other matters as they may come before the meeting.

PROXY VOTING INSTRUCTIONS

INTERNET — The website address for Internet voting is www.transhare.com. Have your proxy card in hand when you access the website. Please click “Vote Your Proxy”, enter your control number and follow the instructions to vote your proxy.

MAIL — Complete, date, sign and return your proxy card by mail to Transhare Corporation, Bayside Center 1 17755 US Highway 19 N Suite 140, Clearwater FL, 33764, ATTN: Proxy Team.

EMAlL — Complete, date, sign and return a scanned copy of your proxy card by email to Proxy@Transhare.com, ATTN: Proxy Team.

Your proxy vote must be received with your proof of identity and contact information by 11:59 p.m. HK Time (GMT+8) on June 20, 2025 to be counted.

IN PERSON —You may also vote your shares in person by attending the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL NOMINEES WITH SAME VOTES AND FOR RATIFYING THE APPOINTMENT OF JWF Assurance PAC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEARS ENDING DECEMBER 31, 2023 AND DECEMBER 31, 2024. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSON(S).

1.      To ratify the election of Tian Yang as a director of the Board effective August 9, 2024.

☐ For            ☐ Against            ☐ Abstain

(The Board recommends approval of and a vote FOR ratifying the election of Tian Yang as a director of the Board effective August 9, 2024)

2.      To elect four (4) directors to serve as members of the board of directors until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified

2a.	Lichen Dong	☐ For ☐ Against ☐ Abstain
2b.	Jianbo Sun	☐ For ☐ Against ☐ Abstain
2c.	Tian Yang	☐ For ☐ Against ☐ Abstain

3.      To ratify the appointment of JWF Assurance PAC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and December 31, 2024

☐ For            ☐ Against            ☐ Abstain

(The Board recommends approval of all nominees for election as directors and a vote FOR ratifying the appointment of JWF Assurance PAC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and December 31, 2024)

4.      To approve, by a non-binding advisory vote, the compensation of our named executive officers, as described in this proxy statement

☐ For            ☐ Against            ☐ Abstain

(The Board recommends approval of the compensation of our named executive officers and a vote FOR approving the compensation of our named executive officers)

5.      To approve, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our named executive officers, as described in this proxy statement

☐ For            ☐ Against            ☐ Abstain

(The Board recommends approval of the frequency of future advisory votes on the compensation of our named executive officers and a vote FOR approving the frequency of future advisory votes on the compensation of our named executive officers)

6.      To approve the Company’s 2025 Equity Incentive Plan

☐ For            ☐ Against            ☐ Abstain

(The Board recommends approval of the 2025 Equity Incentive Plan and a vote FOR approving the 2025 Equity Incentive Plan)

7.      To approve one or multiple reverse stock splits of the Company’s common stocks at a ratio ranging from any whole number between 1-for-10 and 1-for-250, as determined by the Board of Directors in its discretion

☐ For            ☐ Against            ☐ Abstain

(The Board recommends approval of the reverse stock split at a ratio ranging from any whole number between 1-for-10 and 1-for-250, as determined by the Board of Directors in its discretion and a vote FOR approving such reverse stock split)

To change the address on your account, please check the box at right and indicate your new address in the address space above.

Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder:    __________________________Date: _____________________

(Please sign exactly as your name or names appear hereon. When there is more than one owner, each must sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please indicate your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his title. If a partnership, please sign in partnership name by an authorized person.